AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 21, 1996

                                                       REGISTRATION NO. 333-


                           SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C. 20549
                                        __________
                                        FORM S-8
                                 REGISTRATION STATEMENT
                                         UNDER
                              THE SECURITIES ACT OF 1933


                          INTERMAGNETICS GENERAL CORPORATION
                  (Exact name of issuer as specified in its charter)

              NEW YORK                                     14-1537454
(State or other jurisdiction of                             (I.R.S.
  incorporation or organization)              Employer Identification Number)

                                    450 OLD NISKAYUNA ROAD
                                        P.O. BOX 461
                                     LATHAM, NY 12110-0461
                            (Address of principal executive offices)


                                    1990 STOCK OPTION PLAN
                                    (Full title of the plan)

                                      Michael C. Zeigler
                              Senior Vice President - Finance and
                                    Chief Financial Officer
                              Intermagnetics General Corporation
                                   450 Old Niskayuna Road
                                        P.O. Box 461
                                   Latham, NY 12110-0461
                            (Name and address of agent for service)

                                       (518) 782-1122
              (Telephone number, including area code, of agent for service)


                                          COPY TO:

                                       Martin L. Budd
                                     Day, Berry & Howard
                                    One Canterbury Green
                              Stamford, Connecticut 06901-2047
                                       (203) 977-7300

                               CALCULATION OF REGISTRATION FEE


                               |                    |Proposed Maximum Offering    |Proposed Maximum Aggregate       Amount of
Title of Securities            | Amount to be       |    Price Per Share*         |     Offering Price*         Registration Fee
to be Registered               |  Registered        |                             |
|Common Stock, par value       | 525,300 shs.       |         $15.75              |       $8,273,475            |   $2,852.92
|$.10 per share.......         |                    |                             |                             |

(*) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low prices of shares of Common Stock on August 16, 1996, as reported in the American Stock Exchange Composite Transactions.

        Pursuant to General Instruction E of Form S-8, the contents of the Company*s earlier Registration Statements on Form S-8 (Registration No. 33-44693, Registration No. 33-55092 and Registration No. 33-72160) relating to the 1990 Stock Option Plan are incorporated herein by reference.

ITEM 8.  EXHIBITS.

        The exhibits filed as part of this Registration Statement are as follows:

Exhibit
Number                        Exhibit

   5                   Opinion of Christopher J. Lord, Esq.

24.1                   Consent of KPMG Peat Marwick LLP

24.2                   Consent of Ernst & Young LLP

24.3                   Consent of Christopher J. Lord, Esq.
                       (included as part of Exhibit 5)

25                     Power of Attorney
                       (included as part of the signature page)

                                                SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Latham, State of New York, on this 21st day of August, 1996.

                                             INTERMAGNETICS GENERAL CORPORATION



                                             By: /s/ Carl H. Rosner

                                                    Carl H. Rosner
						    Chairman, President
						    and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

        Each person, in so signing, also makes, constitutes and appoints Carl
H. Rosner, Chairman, President and Chief Executive Officer, and Michael C. Zeigler, Senior Vice President - Finance and Chief Financial Officer, and each of such officers acting singly, his true and lawful attorney-in-fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.


     /s/ Carl H. Rosner
August 21, 1996
Carl H. Rosner
Chairman, President and
Chief Executive Officer


    /s/ Michael C. Zeigler
August 21, 1996
Michael C. Zeigler
Senior Vice President - Finance;
Chief Financial Officer (Principal
Financial and Accounting Officer)


   /s/ Joseph C. Abeles
August 21, 1996
Joseph C. Abeles
Director


  /s/ Edward E. David, Jr.
August 21, 1996
Edward E. David, Jr.
Director



 /s/ Stuart A. Shikiar
August 21, 1996
Stuart A. Shikiar
Director


 /s/ Jack E. Goldman
August 21, 1996
Jack E. Goldman
Director


 /s/ Thomas L. Kempner
August 21, 1996
Thomas L. Kempner
Director


 /s/ Sheldon Weinig
August 21, 1996
Sheldon Weinig
Director

                                             INDEX TO EXHIBITS


Exhibit
Number                     Exhibit

   5                       Opinion of Christopher J. Lord, Esq.

24.1                       Consent of KPMG Peat Marwick LLP

24.2                       Consent of Ernst & Young LLP

24.3                       Consent of Christopher J. Lord, Esq.
                           (included in Exhibit 5)

25                         Power of Attorney
                           (included in signature page)

EXHIBIT 5

                                                            August 15, 1996


Intermagnetics General Corporation
450 Old Niskayuna Road
P.O. Box 461
Latham, N.Y.  12110-0461

        Re: Registration Statement on Form S-8 Relating to the Company*s 1990 Stock Option Plan

Dear Sir or Madam:

        I am General Counsel of Intermagnetics General Corporation, a New York corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 525,300 shares (the "Shares") of the Company*s Common Stock, par value $.10 per share (the "Common Stock"), to be issued pursuant to options granted or to be granted under the Company*s 1990 Stock Option Plan (the "1990 Plan").

        I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, the 1990 Plan and such other documents, corporate records, and other instruments as I have deemed necessary or advisable for purposes of the opinion set forth below. I have assumed the genuineness of the signatures on all documents examined by me, the authenticity of all documents submitted to me as originals, and the conformity to all corresponding originals of all documents submitted to me as copies.

        Based on the foregoing, it is my opinion that, except as otherwise provided in Section 630 of the New York Business Corporation Law ("NYBCL"), the Shares of the Company*s Common Stock to be issued upon exercise of options granted or to be granted in accordance with the terms of the 1990 Plan will be, when issued in accordance with the terms of such options for a price not less than the par value thereof, validly issued, fully paid and nonassessable shares of the Common Stock of the Company under the laws of the State of New York (assuming that, at the time of such issuance, the Company has a sufficient number of authorized and unissued shares or treasury shares available for such issuance).

        The foregoing opinion is limited to NYBCL.

        I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, I do not thereby admit that I am acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                                           Very truly yours,



                                                       /s/ Christopher J. Lord

                                                           Christopher J. Lord
                                                           General Counsel

EXHIBIT 24.1

EXHIBIT 24.1



                                      CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Intermagnetics General Corporation:

We consent to incorporation by reference in the registration statement on Form S-8 of Intermagnetics General Corporation of our report dated July 14, 1995, relating to the consolidated balance sheet of Intermagnetics General Corporation as of May 28, 1995 and the related consolidated statements of income, shareholders* equity, and cash flows for the year then ended, which report appears in the May 28, 1995 Annual Report on Form 10-K of Intermagnetics General Corporation. Our report refers to other auditors, whose report thereon dated July 18, 1994, except for Note C, as to which the date is August 1, 1994, expressed an unqualified opinion on the consolidated financial statements of Intermagnetics General Corporation as of May 29,1994.


                                                     KPMG Peat Marwick LLP




Albany, New York
August 15, 1996

EXHIBIT 24.2

           EXHIBIT 24.2

                                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8, Registration Statement No. not yet assigned) pertaining to the Intermagnetics General Corporation 1990 Stock Option Plan of our report dated July 18, 1994, with respect to the consolidated financial statements and schedules of Intermagnetics General Corporation included in its Annual Report (Form 10-K) for the year ended May 29, 1994, filed with the Securities and Exchange Commission.


                                                            Ernst & Young LLP





Syracuse, New York
August 15, 1996